UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2009

VIRAGE LOGIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-31089	77-0416232
(Commission File Number)	(IRS Employer Identification Number)

47100 Bayside Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)

(510) 360-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05 Costs Associated with Exit or Disposal Activities

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 2.05           Costs Associated with Exit or Disposal Activities.

On January 21, 2009, Virage Logic Corporation (the “Company”) announced a restructuring plan to reduce operational costs and increase efficiencies. The restructuring plan involves various measures, including the consolidation of two smaller research and development (R&D) sites into four major R&D centers and closer alignment of sales resources to market opportunities. The restructuring plan will result in the closing of the Company’s R&D centers in New Jersey and Minnesota. The development previously done at these locations will be transferred to the company's larger R&D centers located in its Fremont, California headquarters or development centers in Armenia and India. In addition, the company is consolidating its non-volatile memory (NVM) development to its Seattle, Washington R&D center that was established as a result of the acquisition of Impinj Inc.'s NVM IP business in June of 2008. As a result of the restructuring, the company expects to realize approximately a 13% reduction in labor expenses, translating into the reduction of approximately 59 positions.

The Company expects to incur a cost of approximately $1.0 million for one-time termination benefits in connection with the reduction in force. The Company also expects to incur approximately $0.6 million in connection with early lease terminations. The Company estimates that the total cost expected to be incurred in connection with the restructuring is approximately $1.7 million, including a write-down of assets of $0.1 million. Of this total amount, the Company estimates that approximately $1.6 million will involve future cash expenditures. The restructuring plan is expected to be completed during the second fiscal quarter of 2009. All of the charges under the restructuring plan will be recorded in the second quarter. The Company is unable at this time to make a good faith determination of cost estimates, or ranges of cost estimates, associated with the program as set forth in paragraphs (b) (c) and (d) of Item 2.05 of Form 8-K. In accordance with paragraph (d) of Item 2.05, the Company will timely file an amendment to this report after its determination of such estimates or ranges of estimates.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

99.1  Press release dated January 21, 2009 entitled “Virage Logic Announces Restructure.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 26, 2009

VIRAGE LOGIC CORPORATION

		By:	/s/ Brian Sereda
Brian Sereda
Vice President of Finance and Chief
Financial Officer

EXHIBIT INDEX

99.1  Press release dated January 21, 2009, entitled “Virage Logic Announces Restructure.”